                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

The undersigned directors and/or officers of NexMed, Inc. (the "Corporation")
hereby appoint Dr. Y. Joseph Mo, James Yeager, and Vivian H. Liu, and each of them severally, as their true and lawful attorneys-in-fact:

         (i) to execute, in their names and capacities as directors and/or officers of the Corporation, one or more registration statements on Form S-3, and all exhibits, amendments and supplements thereto and any related documents, to register the resale of shares of the Corporation's common stock by its shareholders, and

         (ii) to file, in the name and on behalf of the Corporation, such registration statements, exhibits, amendments, supplements and documents with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with the Corporation.

IN WITNESS WHEREOF, the undersigned have executed this instrument on July 8,
2004.

/s/ Richard J. Berman                      /s/ Y. Joseph Mo
--------------------------------           -----------------------------------
Richard J. Berman                          Y. Joseph Mo

/s/ Vivian H. Liu                          /s/ James Yeager
--------------------------------           -----------------------------------
Vivian H. Liu                              James Yeager*

/s/ Martin R. Wade, III
--------------------------------           -----------------------------------
Martin R. Wade, III                        Arthur D. Emil

/s/ Sami A. Hashim
--------------------------------
Sami A. Hashim

* No longer serving as a director.